Registration No. 333-153306

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LADYBUG RESOURCE GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization

7370
(Primary Standard Industrial Classification Code Number

26-1973389
(I.R.S. Employer Identification Number)

11630 Slater Avenue Northeast, Suite 1A, Kirkland, WA 98034
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

11630 Slater Avenue Northeast, Suite 1A, Kirkland, WA 98034
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:
David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

EXPLANATORY NOTE

The registrant hereby amends this registration statement after the effective date of the registration statement, September 19, 2009, so as to be in compliance with Section 10(a)(3) of the Securities Act of 1933, as amended and to remove certain shares originally registered for resale under the original registration statement, which shares have been sold as of the date of this post-effective registration statement.

PROSPECTUS

LADYBUG RESOURCE GROUP, INC.

RESALE OF
560,000 SHARES OF COMMON STOCK

This is a resale Prospectus for the resale of up to 560,000 shares of our common stock by the selling stockholders listed in this Prospectus on page 33. We will not receive any proceeds from the sale of the shares.

The Company's Common Stock has been quoted on the Over-the-Counter Bulletin Board under the symbol "LBRG" since approximately December 23, 2008; however, none of our shares have traded to date.  Accordingly, an investment in our Company is an illiquid investment.

Selling stockholders will sell at prevailing market prices or privately negotiated prices.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___, 2010.

TABLE OF CONTENTS

Page(s)

SUMMARY FINANCIAL DATA	7

RISK FACTORS	8

USE OF PROCEEDS	17

SELLING STOCKHOLDERS	17

DIVIDEND POLICY	18

MARKET FOR SECURITIES	18

NOTE REGARDING FORWARD-LOOKING STATEMENTS	20

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	29

PRINCIPAL SHAREHOLDERS	33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33

CONTROLS AND PROCEDURES	34

DESCRIPTION OF CAPITAL STOCK	35

PLAN OF DISTRIBUTION	36

LEGAL MATTERS	40

EXPERTS	40

WHERE YOU CAN FIND MORE INFORMATION	41

Part I

INFORMATION REQUIRED IN PROSPECTUS
PROSPECTUS SUMMARY

About Ladybug Resource Group, Inc.

Ladybug Resource Group, Inc. was incorporated in the State of Nevada on November 27, 2007 by Molly S. Ramage, our former President and Director. Our business purpose is to assist in the design of websites and website components that use specific marketing messages or themes to reach target audiences. Our initial marketing focus is the websites of the funeral industry in the Seattle, Washington area.

Ladybug Resource Group, Inc. has limited financial resources and has not established a source of equity or debt financing.

Our executive offices are located at 11630 Slater Avenue Northeast, Suite 1A, Kirkland, WA 98034, and our telephone number is 425-306-5028. Our Website is www.ladybugresource.com, which contains information that we do not wish to incorporate by reference into this Prospectus.

We may refer to ourselves in this document as “Ladybug,” “we”, “us,” “our,” the “Company,” or the “Registrant.”

The Offering

The 560,000 shares being offered for resale under this Prospectus by the selling stockholders identified herein represent 4.9% of the outstanding shares of our common stock.  The Company has 11,320,000 shares of common stock outstanding as of the date of this Prospectus.

SUMMARY OF THE OFFERING

Common stock offered:	560,000 shares by the selling stockholders

Common stock outstanding before the Offering:	11,320,000 shares

Common stock outstanding after the Offering:	11,320,000 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk. See “Risk Factors.”

No Market
While our common stock has been approved for trading  on the OTC Bulletin Board under the symbol “LBRG;” no securities have traded as of the date of this Prospectus. No assurance is provided that a market will be created for our securities in the future.

Need for Additional Financing:
We have generated limited revenues to date and anticipate the need for additional capital in the future.  If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless, and we may be forced to abandon our business plan. We anticipate incurring net losses for the foreseeable future.

Address:	11630 Slater Avenue Northeast, Suite 1A Kirkland, WA 98034

Telephone Number:	(425) 306-5028

Selling stockholders will sell at prevailing market prices or privately negotiated prices.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus.

Summary Balance Sheet

Balance Sheet Data:	September 30,2009

Current assets	$989

Total assets	$3,950

Current liabilities	$82,382

Stockholders’ equity	$82,382

Summary Statement of Operations

For the Three Months Ended September 30, 2009

Revenue	$3,059

Expenses:
Compensation	4,500
Professional fees	14,352
Office and subcontractor costs	4,658
Total	23,510

Net Loss	$(20,451)

 RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this Prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Ladybug’s founder and former President resigned in October 2009 because of health issues. It is unclear whether our current officers and Directors can implement successfully the business plan that she created.

Ladybug’s current business strategy was developed and dependent upon the knowledge, reputation and business contacts of Molly S. Ramage, its founder and former President, who resigned in October 2009 because of health issues. She will be available to us on a limited consulting basis moving forward. We can provide no assurances that Ms. Ramage’s successors will be able to implement her business plan successfully.  If they are unable to successfully implement her business plan, we may be forced to scale back our business plan and/or seek additional funding, which may have a materially adverse effect on the value of our common stock.

Ladybug has a very limited operating history and anticipates generating losses for the foreseeable future.

Ladybug was formed in November 2007. Therefore, we have insufficient operating history upon which an evaluation of our future performance and prospects can be made. Ladybug’s future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets such as ours. These risks include:

•	competition from entities that are much more established and have greater financial and technical resources than do we;

•	the need to develop corporate infrastructure;

•	the ability to access and obtain capital when required; and

•	the dependence upon key personnel.

Ladybug cannot be certain that its business strategy will be successful or that it will ever have profitable business activities or generate sustainable revenues. Furthermore, Ladybug believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable future.

Ladybug has limited financial resources, and its independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about its ability to continue as a going concern.

Ladybug has very limited financial resources and had negative working capital of $81,393 and an accumulated deficit of $134,572 at September 30, 2009. Our independent registered auditors included an explanatory paragraph in their opinion on Ladybug’s financial statements as of September 30, 2009 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

Ladybug is and will continue to be significantly dependent on the services of its President, Mitchell Trace, and its Secretary, Patricia Barton, the loss of whose services would likely cause its business operations to cease.

Ladybug’s current business strategy is completely dependent upon the knowledge, reputation and business contacts of Mitchell Trace, its President, and Patricia Barton, its Secretary. If we were to lose the services of either one or both for any reason, it is unlikely that we would be able to continue conducting our business plan even if financing is obtained.

Our President, Mitchell Trace and our Secretary Patricia Barton, are principally responsible for the execution of our business. They are under no contractual obligation to remain employed by us. If they should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines with our business plan.

We depend on a very limited number of customers.

During the three months ended September 30, 2009, all revenue was derived from two entities related to our Secretary and Director, Patricia Barton. During the fiscal year ended June 30, 2009, the Company derived 34% of its revenues from two companies, VOF (23.95%) and Seattle Cremations (10.45%). The work done for VOF related to politically oriented websites and is not expected to result in recurring engagements. We do not have long-term agreements with any customer and cannot predict the likelihood of getting additional engagements from them.

We operate in a highly competitive industry with low barriers to entry, and we may be unable to compete successfully against existing or new competitors.

The Web applications markets are highly competitive and have low barriers of entry, which could hinder our ability to successfully market our products and services. We may not have the resources, expertise or other competitive factors to compete successfully in the future. Because there are few substantial barriers to entry, we expect that we will face additional competition from existing competitors and new market entrants in the future. Some of these competitors are part-time contractors willing to provide services at low rates to enter the industry or earn extra money. On the other hand, many of our current and potential competitors have greater name recognition and more established relationships in the industry and greater resources. As a result, these competitors may be able to:

•	Develop and expand their network infrastructures and service offerings more rapidly;

•	Adapt to new or emerging technologies and changes in customer requirements more quickly; and

•	Devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can.

Current and potential competitors in the market include Web hosting service providers, applications hosting providers, Internet service providers, telecommunications companies, large information technology firms and computer hardware suppliers.

Our success depends on our ability to maintain our professional reputation and name. If we are unable to do so, our business would be significantly and negatively impacted.

We depend on our overall reputation and name recognition to secure new engagements. We expect to obtain and are likely to continue obtaining many of our new engagements from existing clients or from referrals by those clients. A client who is dissatisfied with our work can adversely affect our ability to secure new engagements. If any factor hurts our reputation, including poor performance, we may experience difficulties in competing successfully for new engagements. Failure to maintain our professional reputation and brand name could seriously harm our business, financial condition and results of operations.

We currently are likely to complete a limited number of engagements in a year. Our revenues and operating results will fluctuate significantly from quarter to quarter, which may cause our stock price, if one exists, to decline.

Our current limited sources of resources permit us to perform a limited number of engagements in any one financial reporting period. Performance of a small number of engagements in any one financial reporting quarter compared with the number of engagements performed in other surrounding periods will have a significant percentage impact on that quarter compared to the other quarters. As a result of these and other factors, we believe that period-to-period comparisons of our operating results will not be meaningful in the short term and that you should not rely upon our performance in a particular period as an indication of our performance in any future period.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and will incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending June 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended June 30, 2010. Furthermore, in the following fiscal year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently have only three employees. We may be unable to afford the cost of increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain adequate internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Mitchell Trace, our Chief Executive Officer and Chief Financial Officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Mitchell Trace, our Chief Executive Officer and Chief Accounting Officer, has no meaningful financial reporting education or experience. He is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in the Securities Exchange Act of 1934, as amended, Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Having only two Directors limits our ability to establish effective independent corporate governance procedures and increases the control of our President/Director.

We have only two Directors, one of whom is also our Chief Executive Officer. Accordingly, we cannot establish Board committees comprised of independent members to oversee functions like compensation or audit issues.

Until we have a larger Board of Directors that would include some independent members, if ever, there will be limited oversight of our President’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. We have authorized 300,000,000 shares of common stock, and as of January 27, 2010, 288,680,000 shares remain unissued. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Ladybug because the shares may be issued to parties or entities committed to supporting existing management.

Nevada law and our Articles of Incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders.

We have authorized capital stock consisting of 300,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date of this Prospectus, we have 11,320,000 shares of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders. Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

Our Articles of Incorporation provide for indemnification of officers and Directors at our expense and limit their liability. These provisions may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or Directors.

Our Articles of Incorporation and applicable Nevada law provide for the indemnification of our Directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our Directors, officers, employees, or agents, upon such person's written promise to repay us even if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a Director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading, and even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock. The Financial Industry Regulatory Authority ("FINRA") has assigned us a trading symbol (“LBRG”) which enables a market maker to quote the shares of our common stock on the OTCBB maintained by FINRA.  There can be no assurances as to whether:

1.	any market for our shares will ever develop;

2.	the prices at which our common stock will trade; or

3.
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, in the event a market develops, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will likely be on the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market. Our common stock’s penny stock status may also have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, if they trade at all, will be subject to such penny stock rules for the foreseeable future, and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

The ability of our majority shareholder to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our largest shareholder, Patricia Barton, also our Secretary and Director, beneficially owns 66.3% of our outstanding common stock. Because of this level of beneficial stock ownership, she is and will be in a position to continue to elect our Board of Directors, decide all matters requiring stockholder approval and determine our policies. Her interests may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and Directors and other business decisions. The minority shareholders would have no way of overriding decisions made by such principal shareholder. This level of control may also have an adverse impact on the market value of our shares because she may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

Future sales of common stock by our existing shareholders could adversely affect our stock price.

As of January 27, 2010, Ladybug has 11,320,000 issued and outstanding shares of common stock. Sales of substantial amounts of common stock in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our common stock if a market ever develops. This problem would be exacerbated if we issue common stock in exchange for services or in connection with fund raising transactions.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our Board of Directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We are required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

As our shares are currently quoted on the OTCBB, we are required to remain current in our filings with the SEC in order for shares of our common stock to remain eligible for quotation on the OTCBB. In the event that we become delinquent in our required quarterly and annual filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the OTCBB, investors in our common stock may find it difficult to sell their shares.

Additionally, pursuant to OTCBB rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form 10-Q's or 10-K's) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three (3) times during any twenty-four (24) month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one-year period of de-listing. Furthermore, any issuer delisted from the OTCBB more than one (1) time in any twenty-four (24) month period for failure to file a periodic report would be ineligible to be re-listed for a period of one-year year, during which time any subsequent late filing would reset the one-year period of de-listing.  As such, if we are late in our filings three times in any twenty-four (24) month period and are de-listed from the OTCBB, or if our securities are de-listed from the OTCBB two times in any twenty-four (24) month period for failure to file a periodic report, our securities may become worthless and we may be forced to curtail or abandon our business plan.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effectiveness date of our Registration Statement, September 19, 2008, we are required to file periodic reports with the SEC which are immediately available to the public for inspection and copying. Except during the year that our Registration Statement became effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 shareholders. If this occurs after the year in which our Registration Statement became effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. Although we currently deliver periodic reports to security holders, we will not be required to furnish proxy statements to security holders and our Directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders, none of which are acting in concert with us or as a conduit of us. We are registering 560,000 of our 11,320,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At January 27, 2010, we had approximately 39 shareholders of record.

The Registrant has issued securities pursuant to exemptions from registration under the Securities Act on the terms and circumstances described in the following paragraphs:

At inception, we issued 6,300,000 shares of our common stock to Molly S. Ramage (800,000 shares), Stephen H. Ramage (2,000,000 shares) and Benjamin Ramage (3,500,000 shares) in consideration for their efforts to incorporate us and establish our initial business plan. A portion of which shares were subsequently sold to Patricia Barton, our current Secretary and Director, as described below.  We also issued 4,000,000 shares to Patricia Barton, our Secretary and Director for $4,000. Shortly after inception, we issued 90,000 shares to Keith Barton in consideration for services rendered in connection with the formation of the Company and other related services.  In March 2008 we issued 540,000 shares to David Loev, our outside counsel, for professional services performed.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above  issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

In March through May 2008, we raised $3,900 through the sale of 390,000 shares of our common stock to 36 investors for $0.01 per share. This transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the Securities Act of 1933.

In the foregoing issuances, neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising, no underwriters or agents were involved, and we paid no underwriting discounts or commissions.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed (1)	Relationship to Ladybug or Affiliates

Laney, Ashley	5,000	4,900	100	Minor child of Lori Laney

Laney, Elisabeth	5,000	4,900	100	Minor child of Lori Laney

Laney, Lori	1,109,000	9,900	1,108,900	Shareholder (not including those shares held by Ashley and Elisabeth Laney, as described above)

Loev, David	540,000	539,000	1,000	Counsel to Ladybug.

Total	560,000	560,000	1,300

(1) Assumes that none of the selling stockholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Selling stockholders will sell at  prevailing market prices or privately negotiated prices.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

The Company's common stock has been quoted on the Over-the-Counter Bulletin Board under the symbol "LBRG" since approximately December 23, 2008; however, none of our shares have traded to date. As of January 27, 2010, the Company had 11,320,000 shares of common stock outstanding held by approximately 41 shareholders of record.

There are currently no outstanding options or warrants to purchase stock of the Company or any securities convertible into our common equity.

Rule 144

Sales by Non-Affiliates

In general, under Rule 144, a holder of restricted common shares who is not and has not been one of our affiliates at any time during the three months preceding the proposed sale can resell the shares as follows, which discussion assumes that we are not and never were a “shell company” as defined in the Securities Act:

·	If we have been a reporting company under the Exchange Act for at least 90 days immediately before the sale, then:

·
Beginning six months after the shares were acquired from us or any of our affiliates, the holder can resell the shares, subject to the condition that current public information about us must be available (as described below) until one year from the date the shareholder acquired the shares, but without any other restrictions; and

·	Beginning one year after the shares were acquired from us or any of our affiliates, the holder can resell the shares without any restrictions.

·
If we have not been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then the holder may not resell the shares until at least one year has elapsed since the shares were acquired from us or any of our affiliates, and may resell the shares without restrictions after that time.

Sales by Affiliates

In general, under Rule 144, a holder of restricted common shares who is one of our affiliates at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

·
If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

·	The number of shares sold by such person within any three-month period cannot exceed the greater of:

1% of the total number of our common shares then outstanding; or

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order).

·	Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

·
If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

·
If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to (1) the likelihood of a market for our common shares developing, (2) the liquidity of any such market, (3) the ability of the shareholders to sell the shares, or (4) the prices that shareholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

Ladybug has agreed to register 560,000 shares of the 11,320,000 shares currently outstanding for sale by security holders, although not obligated to do so by virtue of any registration rights agreement or other agreement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this Prospectus which is a part of our Registration Statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects;

•	any contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy;

•	any possible financings; and

•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this Prospectus.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this Prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009
COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2008

Operations for the three months ended September 30, 2009 and 2008 consisted of the following (changes between the periods on a cash and percentage basis are also provided below):

	2009	2008	Change ($)	Change (%)

Revenue	$3,059	$24,357	$(21,298)	(87)

Expenses:
Compensation	4,500	4,500	-	-
Professional fees	14,352	1,500	12,852	857
Office and subcontractor costs	4,658	33,384	(28,726)	(86)
Total Expenses	23,510	39,384	(15,874)	(40)
Net Loss	$(20,451)	$(15,027)	$(5,424)	36

Substantially all the revenue in both periods was referred by or related to a Director or major shareholder. Our revenue during the three months ended September 30, 2009 was adversely impacted by health issues affecting our former President, Molly Ramage, which reduced the number of hours that she was able to work each week. Ms. Ramage resigned in October 2009 because of health issues; however, she is available to consult with us on a limited basis moving forward.  The Company’s revenues were also impacted by the overall economic recession and the fact that fewer customers are willing to spend funds on advertising expenses, such as the creation of websites.

Molly S. Ramage, our former President, performed work for us and permitted us to use facilities and equipment owned by her without charge to us during the three months ended September 30, 2009 and 2008. The estimated cost of this service, $4,500, was recorded as an expense and as a contribution to paid-in-capital in each period.

Professional fees increased for the three months ended September 30, 2009, compared to the three months ended September 30, 2008, mainly due to the increased legal and accounting costs associated with the Company being a public reporting company, which it was not during the prior period.

Office and subcontractor costs decreased for the three months ended September 30, 2009, compared to the three months ended September 30, 2008, mainly as a result of the decrease in revenues for the same period.  The Company previously subcontracted out the majority of its work to third parties, and due to the decrease in services performed for the three months ended September 30, 2009, compared to the prior period, there were less subcontractor costs as a result of the decrease in revenues.

Our net loss increased for the three months ended September 30, 2009, compared to the three months ended September 30, 2008, mainly due to the 87% decrease in revenue and the 857% increase in professional fees, which was not sufficiently offset by the 86% decrease in office and subcontractor costs.

Other - As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below.

RESULTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2009
COMPARED TO THE YEAR ENDED JUNE 30, 2008

We had total revenue of $52,186 for the year ended June 30, 2009, compared to total revenues of $22,850 for the period from November 27, 2007 (inception) through June 30, 2008, which represented an increase in revenue of $29,336 or 128% from the prior period.  Revenues increased due to approximately doubling the number of clients we had during the prior period, including a one-time client involved in politically oriented web sites. That client, VOF, constituted approximately 24% of our annual revenue for the fiscal year ended June 30, 2009.

We had total expenses of $148,274 for the year ended June 30, 2009, compared to total expenses of $40,833 for the period from November 27, 2007 (inception) through June 30, 2008, an increase in total expenses of $107,441 or 263% from the prior period.  The reason for the increase in expenses was due to a $63,043 or 383% increase in professional fees, to $79,483 for the year ended June 30, 2009, compared to $16,440 for the period from November 27, 2007 (inception) through June 30, 2008, due to expenses associated with becoming a publicly-traded company and a $50,649 increase in office and subcontractor fees to $50,792 for the year ended June 30, 2009, compared to $143 for the period from November 27, 2007 (inception) through June 30, 2008, due to health related issues of our President, offset by a $6,300 decrease in organizational expenses to no expenses for the year ended June 30, 2009, compared to $6,300 in total organizational expenses for the period from November 27, 2007 (inception) through June 30, 2008.

We had a net loss of $96,088 for the year ended June 30, 2009, compared to a net loss of $18,033 for the period from November 27, 2007 (inception) through June 30, 2008, an increase in net loss of $78,055 or 433%, which increase in net loss was primarily due to the increase in professional fees and office and subcontractor costs.

LIQUIDITY AND CAPITAL RESOURCES

Ladybug had $3,950 in total assets as of September 30, 2009, which included $989 of current assets consisting of cash and $2,961 of long-term assets consisting of computer equipment, net of accumulated depreciation.

Ladybug had total liabilities of $82,382 as of September 30, 2009, consisting principally of accrued professional fees.

Ladybug had negative working capital of $81,393 and an accumulated deficit of $134,572 as of September 30, 2009.

Ladybug had net cash used in operating activities of $7,224 for the three months ended September 30, 2009, consisting of net loss of $20,451, offset by $4,500 of contributed services, $425 of depreciation and $8,302 of change in net operating activities.

Ladybug does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to cover current operations because we do not have a capital intensive business plan and can also use independent contractors to assist in many projects. We will use funding, if obtained, to cover the salary of our President and to pay for marketing materials and proposal efforts. We currently have no formal salary arrangements with our President. While no annual salary or length of employment has been determined to date, we anticipate providing an annual salary not to exceed $100,000 commencing after the successful completion of several engagements. The salary will be paid out of revenues, if any, or accrued if sufficient cash is not available to make payments. The accrual will begin after we generate annual revenue of at least $100,000 per year.

We may seek private capital at some time in the future. Such funding, which we anticipate would not exceed $100,000, will, if obtained, be used to pay salaries and for the production of marketing materials. However, we will conduct operations and seek client engagements even if no funding is obtained. The private capital will be sought from former business associates of our President or private investors referred to us by those associates. If a market for our shares ever develops, of which there can be no assurances and which is unlikely in the foreseeable future, we will use shares to compensate employees/consultants wherever possible. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended and as such will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs may range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensating independent contractors who provide services for us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

To meet commitments that become due more than 12 months in the future, we will have to obtain engagements in sufficient number and at sufficient levels of profitability, of which there can be no assurance. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if the same financing can be obtained on terms deemed reasonable to management.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with the Company’s Annual Report for the fiscal year ended June 30, 2010, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification’ and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (“SFAS 168”). SFAS 168 establishes the “FASB Accounting Standards Codification” (“Codification”), which officially launched July 1, 2009, to become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities, superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. SFAS 168 reorganizes the previously issued GAAP pronouncements into accounting topics and displays them using a consistent structure. The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the Codification. SFAS 168 will be effective for the Company as of the interim period ended October 31, 2009. As the Codification was not intended to change or alter existing GAAP, it will not have an impact on the Company’s consolidated financial statements. The only impact will be that any future references to authoritative accounting literature will be in accordance with SFAS 168 and the new numbering system prescribed by the Codification.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). This standard is intended to establish general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 requires issuers to reflect in their financial statements and disclosures the effects of subsequent events that provide additional evidence about conditions at the balance sheet date. Disclosures should include the nature of the event and either an estimate of its financial effect or a statement that an estimate cannot be made. This standard also requires issuers to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. The Company adopted SFAS 165 as of the interim period ended July 31, 2009. As the requirements under SFAS 165 are consistent with its current practice, the implementation of this standard did not have an impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, and Amendment of FASB Statement No. 133. SFAS 161 amends SFAS 133, Accounting for Derivative Instruments and Hedging Activities, to amend and expand the disclosure requirements of SFAS 133 to provide greater transparency about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for under SFAS 133 and its related interpretations, and (iii) how derivative instruments and related hedged items affect an entity's financial position, results of operations and cash flows. To meet those objectives, SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier adoption is encouraged. The Company is currently evaluating the impact of SFAS 161 on its financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements). This FSP requires a portion of this type of convertible debt to be recorded as equity and to record interest expense on the debt portion at a rate that would have been charged on nonconvertible debt with the same terms. This FSP takes effect in the first quarter of fiscal years beginning after December 15, 2008 and will be applied retrospectively for all periods presented. It will be effective for the Company on July 1, 2009. This FSP would apply to the Company's convertible debentures. The Company is currently evaluating how it may affect the financial statements.  The Company does not currently have any convertible debt instruments.

In June 2008, the FASB issued Staff Position ("FSP") EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. Securities participating in dividends with common stock according to a formula are participating securities. This FSP determined unvested shares of restricted stock and stock units with nonforfeitable rights to dividends are participating securities. Participating securities require the "two-class" method to be used to calculate basic earnings per share. This method lowers basic earnings per common share. This FSP takes effect in the first quarter of fiscal years beginning after December 15, 2008 and will be applied retrospectively for all periods presented. It will be effective for the Company on July 1, 2009. The Company does not expect FSP EITF 03-6-1 to have a material effect on its financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included in our Registration Statement that was declared effective on September 19, 2008, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not yet have a basis to determine whether our business will be seasonal.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

Ladybug Resource Group, Inc. was incorporated in the State of Nevada on November 27, 2007 by Molly S. Ramage, our former President and Director. Ms. Ramage resigned from us in October 2009 because of health reasons; however, she will be available to consult with us on a limited basis moving forward. Our business purpose is to assist in the design of websites and website components that use specific marketing messages or themes to reach target audiences. Our initial marketing focus is the websites of the funeral industry in the Seattle, Washington area.

Ladybug has limited financial resources and has not established a source of equity or debt financing.

Operations

Ladybug designs the message or marketing theme included on Internet Websites. We will accept engagements for the development of entire Websites in which case we will work with other contractors to code complex portions of the project and design portions that are not theme or marketing related.

We refer to our approach as “Smart Design” which is about carefully planning the work that needs to be done before starting the project. We make sure a customer’s website is a good fit for its business and customers. We design our websites based on what it means for the customer. We work to:

•           Increase brand recognition;

•           Integrate the website with a customer’s marketing goals and strategies; and

•           Enhance a customer’s credibility through offerings that are timely and relevant.

A successful website depends on much more than just aesthetics. Delivery of a successful product to customer requires careful analysis of what customers want and need for their business

We have developed an approach to accomplish our development efforts.

The first stage is the Planning and Discovery Stage. During this stage we get to know the customer and its business to determine:

•           The customer’s marketing objectives;

•           The customer’s expected Website audience and the expectations of that audience;

•           The message to be conveyed to the target audience; and

·           The competitive landscape in the customer’s industry and the industry’s best practices on the Internet.

Once we have a thorough understanding of a customer’s place in the market and its business needs, we make recommendations of how we can best help achieve those goals. We help a customer to make decisions about the course of the project and how it will impact their overall marketing scheme.

The information that we develop during this process will provide us in the Concept Stage. During this stage we develop concepts for customer review - keeping in mind usability, best design practices, and ease-of-use.

Designing the look and feel of a Website is just one part of this stage; other tasks include:

•	Determining the architecture of the Website by developing a detailed site map.

•	If the website includes technical developments, such as a shopping cart, we make sure that the design meets all usability standards.

When the look of the Website has been developed and all of the web pages that will need to be constructed have been identified, we start to build the Website in our Implementation Stage. During this phase we do the following:

•	Construct the navigational architecture with what we believe to be usability best practices;

•	Propagate all pages with graphics and content;

•	Code any technical requirements into the site - such as eCommerce functions and interactivity; and

•	Create extra features like Flash animations, dynamic menus, and multimedia components.

Also, during this phase, we review all areas of the site to ensure that we have met our internal standards of making the site extremely simple to use.

We then enter the Deployment Stage. Prior to the Website going-live on the Internet, we:

•	Test the site to make sure it provides the best user experience possible;

•	Obtain customer approval that we have met project requirements for usability and technical standards, and design excellence;

•	Develop a launch plan to promote the customer’s Website, including marketing, ads and email blasts; and

•	Submit a customer’s Website to the appropriate search engines.

We will also resell Website hosting space for the Websites of customers. In this case, the Website is hosted on the server of a Website hosting company, but we manage all changes to the Website.

Marketing

Ladybug obtains customer leads from the business and personal contacts of investors in the Company, Molly S. Ramage, our former President and Director, and by word of mouth. We work with each customer to understand the nature of the business and the theme that the customer wants to convey. We then work with subcontractors to develop the image and written portion of the theme. In most cases, we code the HyperText Markup Language portions of the package to be placed on the customer’s Website. In certain cases, we will engage the assistance of independent subcontractors to assist us with complex coding requirements.

Ladybug developed its first product to be marketed to companies in the funeral business. This product, when installed on a funeral home’s Website, makes it easy to place obituaries on the Website. No sales to funeral businesses other than an original participating funeral business have been made at this point.  Ladybug has gone on to develop other cost-saving features for funeral home web sites and has decided to delay marketing to funeral homes until an entire suite of features has been developed and thoroughly tested. The code to support these additional features is being developed primarily by outsourcing the work to a third party independent contractor who continues to incrementally add features and improve functionality. One significant feature added during the month of January 2010 was a way to flag and eliminate inappropriate comments being posted to an obituary as a prank.  Due to the departure of our previous president, development of Ladybug's funeral obituary web interface has proceeded at a slower pace.   We cannot predict if and when the product will become economically viable as competing products are entering the market from vendors that are financially stronger than the Company.   There is no contract between Ladybug and the independent contractor.

During the fiscal year ended June 30, 2009, the Company derived 34% of its revenues from two (2) companies, VOF (23.95%) and Seattle Cremations (10.45%). The remaining revenue was derived from twelve (12) separate clients.  VOF is a company involved in political web sites.  That activity has ceased and it is unlikely that additional revenue will be generated from VOF in the foreseeable future. We do not have any agreements or contracts with any of the companies described above.

Ladybug bills for engagements after the work has been completed and accepted by the customer.

Competition

The Web applications markets are highly competitive and have low barriers of entry, which could hinder our ability to successfully market our products and services. We may not have the resources, expertise or other competitive factors to compete successfully in the future. Because there are few substantial barriers to entry, we expect that we will face additional competition from existing competitors and new market entrants in the future. Some of these competitors are part-time contractors willing to provide services at low rates to enter the industry or earn extra money. On the other hand, many of our current and potential competitors have greater name recognition and more established relationships in the industry and greater resources. As a result, these competitors may be able to:

•	Develop and expand their network infrastructures and service offerings more rapidly;

•	Adapt to new or emerging technologies and changes in customer requirements more quickly; and

•	Devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can.

Current and potential competitors in the market include Web hosting service providers, applications hosting providers, Internet service providers, telecommunications companies, large information technology firms and computer hardware suppliers.

Our ability to compete is based on our ability to meet customers through our other contacts and to convince those prospective customers that we provide quality personalized services at very competitive prices. We cannot provide assurances that our strategy will succeed.

Intellectual Property

We have no patents or trademarks.

Employees

As of January 27, 2010, we had no employees.

Recent Events:

On or around August 18, 2009, the Board of Directors of and the Majority Shareholders (defined below) of the Company, approved via a consent to action without meeting (a) an amendment to the Company’s Bylaws (described in greater detail below); and (b) the filing of Amended and Restated Articles of Incorporation for the Company (the “Restated Articles”).  The Company’s “Majority Shareholders” who provided their consent to the action without a meeting included Molly S. Ramage, the former President and former Chairman of the Company, Stephen H. Ramage, a former Vice President and a former Director of the Company, Benjamin Ramage, the former Vice President and a former Director of the Company, and Patricia Barton, our current Secretary and Director, who in aggregate voted 10,300,000 shares of the Company’s outstanding common stock, representing approximately 91% of the Company’s outstanding common stock, which they held as of the date of the minutes, August 18, 2009, to approve the written consent to action without meeting.

The Company’s Bylaws (the “Bylaws”) were amended to provide that in the event that action is taken by written consent to action by the shareholders of the Company, the prompt notice required to be given to the shareholders of the Company who did not sign the written consent could be given, in the event the Company is a reporting company which files periodic and current reports with the Securities and Exchange Commission, by the filing of a Report on Form 8-K describing the items approved by the shareholders in the consent to action.

The Restated Articles affected an increase in the number of the Company’s authorized shares of common stock to 300,000,000 shares of common stock, $0.001 par value per share, and authorized 20,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Shares”).  Previously the Company had 75,000,000 shares of common stock, $0.001 par value per share and no shares of preferred stock authorized.

The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.   All the Preferred Shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

The Restated Articles further clarified the Articles of Incorporation to provide that no shareholders are entitled to cumulative voting and that the Directors of the Company have the power to amend the Bylaws of the Company, provided that the shareholders have the power at any meeting called and held for such purpose, to amend or repeal any such amendments to the Bylaws affected by the Board of Directors.

The effective filing date of the Restated Articles with the Secretary of State of Nevada was August 31, 2009.

On October 21, 2009, the Board of Directors of the Company increased the number of Directors of the Company from three (3) to five (5) and appointed Mitchell T. Trace and Patricia J. Barton as Directors of the Company to fill the vacancies created by such increase.  Subsequent to that appointment, Molly S. Ramage, resigned as our President, Chief Executive Officer, Chief Accounting Officer, and Chairman; Stephen H. Ramage resigned as our Vice President, Secretary, Treasurer, and Director; and Benjamin Ramage, resigned as our Vice President, Chief Financial Officer, and Director (the “Resignations”) and Mitchell T. Trace was appointed as the President, Chief Executive Officer, Chief Financial Officer and Treasurer of the Company and Patricia J. Barton was appointed as the Secretary of the Company.

Ms. Barton is currently the Company’s largest shareholder holding 7,500,000 shares of our common stock, following the purchase of the Shares, as provided below, or 66.25% of our outstanding shares of common stock.

On October 21, 2009, Molly Ramage, Benjamin Ramage and Stephen Ramage sold 400,000, 1,500,000 and 1,600,000 shares, respectively, of our restricted common stock (collectively the “Shares”) to Patricia J. Barton, pursuant to individual Stock Purchase Agreements entered into between the parties.  In connection with the Stock Purchase Agreements, Mrs. Barton paid $0.001 per share to each of the sellers in consideration for the Shares, or $3,500 in aggregate.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

NAME	AGE	POSITION

Mitchell T. Trace	34	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

Patricia J. Barton	66	Secretary and Director

Mitchell T. Trace

Mitchell T. Trace has served are our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director since October 21, 2009. Mitchell T. Trace has served as a commodities buyer for Keller Supply in Seattle, Washington since March 2007. From April 2006 to September 2006, he served as the Materials Manager for Pryer Machine and Tools Aeronautics in Tulsa, Oklahoma.  From July 2004 to April 2006, he served as the Logistics Manager for F.W. Murphy in Tulsa, Oklahoma.  From September 2001 to May 2004, he served as the Accounting and Purchasing Supervisor for Maverick Transportation in North Little Rock, Arkansas.  From March 1994 to September 2001, he served as the Assistant Sales Manager for Sam’s Club in North Little Rock, Arkansas.  He holds a Bachelors of Science degree in Organizational Business Management from John Brown University, which he received in 1999.

Patricia J. Barton

Patricia has served as our Secretary and Director since October 31, 2009.  Patricia has been a managing member of Barton Family Funeral Service LLC, a privately held funeral service in Seattle, Washington, since its founding in June 2004. She holds a BS in accounting from Woodbury University, which she received in 1963. Previously,  she managed the dental practice of S.C. Barton DDS, her husband, from August 1970 to June 1997. Throughout her career, she has established and managed several small businesses including a wholesale distribution company.

The term of office of each Director expires at our annual meeting of stockholders or until their successors are duly elected and qualified. No officer or Director has any prior history with a blank check company.

Possible Potential Conflicts

The OTCBB on which our shares of common stock are quoted does not have any director independence requirements.

No member of management is or will be required by us to work on a full-time basis, although our President currently devotes approximately five (5) hours per week working for us. Accordingly, certain conflicts of interest may arise between us and our officer in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with her understanding of his fiduciary duties to us.

Currently we have only two officers and two Directors, Mitchell T. Trace and Patricia J. Barton, and will seek to add additional officer(s) and/or Director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All Directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.   All officers are appointed annually by the Board of Directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, our Directors receive no compensation for their role as Directors but may receive compensation for their role as officers.

If we have an even number of Directors, tie votes on issues will be resolved in favor of the chairman’s vote, if any.

The Board of Directors has adopted a Code of Ethics.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Ladybug Board of Directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five Directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All Directors will be reimbursed by us for any expenses incurred in attending Directors' meetings provided that we have the resources to pay these fees.  We will consider applying for officers and Directors liability insurance at such time when we have the resources to do so.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Involvement In Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any Director or executive officer, of Registrant during the past five years, other than as provided above.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Summary Compensation Table

The following table shows, for the years ended June 30, 2009 and 2008, compensation awarded to or paid to, or earned by, our officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Molly S. Ramage(1)	2009	$-	-	-	$-
Former CEO/CFO	2008	$-	-	-	$-

Stephen H. Ramage	2009	$-	-	-	$-
Former VP/Secretary/Treasurer	2008	$-	-	-	$-

Benjamin Ramage(2)	2009	$-	-	-	$-
Former VP/Chief Financial Officer	2008	$-	-	-	$-

(1) Molly S. Ramage performed work and permitted us to use facilities and equipment owned by her without charge during the year ended June 30, 2009 and the period from inception until June 30, 2008. The estimated cost of this service, $18,000 for both the fiscal year ended June 30, 2009 and for the period from November 27, 2007 (inception) through June 30, 2008. These amounts were recorded as an expense and as a contribution to paid-in-capital in 2009 and 2008.  Ms. Ramage resigned in October 2009 and was replaced by Mitchell T. Trace, as described above.

(2) The Company paid Benjamin Ramage, who is the son of the Company’s President, independent contractor fees of $10,000 for the fiscal year ended June 30, 2009, which fees were not paid for services as an officer or Director of the Company and have not therefore been included in the table above.  Mr. Ramage resigned in October 2009 and was replaced by Mitchell T. Trace, as described above.

There have been no changes in the Company’s compensation policies since June 30, 2009, the end of the Company’s last fiscal year.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards at June 30, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as Directors of the Company.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. As our executive officers currently draw no compensation from us, we do not currently have any executive compensation program in place. Although we have not to date, our Board of Directors also reserves the right to pay our executives a salary, and/or to issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

PRINCIPAL SHAREHOLDERS

As of January 27, 2010, we had 11,320,000 shares of common stock outstanding which are held by approximately 41 shareholders of record. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the Board of Directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of January 27, 2010; of all Directors and executive officers of Ladybug; and of our Directors and officers as a group.

Unless otherwise indicated, Ladybug believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Mitchell T. Trace, CEO, President and Director	0	0%
11630 Slater Avenue Northeast, Suite 1A, Kirkland, WA 98034

Patricia Barton, Secretary and Director 11630 Slater Avenue Northeast, Suite 1A, Kirkland, WA 98034	7,500,000	66.3%

Keith Barton 1611 Gatecreek Dr. Pearland, TX 77581	1,057,000	9.3%

Julie Hammond 1110 East 53rd St. #3 Chicago, IL 60615	1,099,000	9.7%

Lori Laney (1) 1485 E. Feather Nest Dr. Eagle, ID 83616	1,119,900	9.9%

All Officers and Directors as a group (2 individuals)	7,500,000	66.3%

(1) Includes 5,000 shares held by each of Ms. Laney’s minor children.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently operate out of office space located at 11630 Slater Avenue Northeast, Suite 1A, Kirkland, WA 98034 provided to us by our Secretary, Patricia Barton, at no cost, which serves as our address. Mrs. Barton incurs no incremental costs as a result of our using the space. Therefore, she does not charge us for its use. There is no written lease agreement.

Molly S. Ramage, our former President, performed work and permitted us to use facilities and equipment owned by her without charge during the year ended June 30, 2009 and the period from inception until June 30, 2008. The estimated cost of this service, $18,000 for both the fiscal year ended June 30, 2009 and for the period from November 27, 2007 (inception) through June 30, 2008. These amounts were recorded as an expense and as a contribution to paid-in-capital in 2009 and 2008.

During the fiscal year ended June 30, 2009, the Company derived 34% of its revenues from two (2) companies, VOF (23.95%) and Seattle Cremations (10.45%). VOF was introduced by the husband of an affiliate and Seattle Cremations was introduced by the same affiliate, Patricia Barton.  VOF is a company involved in political web sites.  That activity has ceased and it is unlikely that additional revenue will be generated from VOF in the foreseeable future. We do not have any agreements or contracts with any of the companies described above.

During the period from November 27, 2007 (inception) through June 30, 2008, the Company derived all of its revenues from five (5) companies, BFFS (31.51%), Sterling Trade Group (5.25%), Kibble (28.23%), Cohort Investments (8.75%) and Golden Age Collectables (26.26%). Golden Age Collectables is a related party of a Company officer and the other four companies were introduced by and indirectly related to a minority shareholder of the Company.  We do not have any agreements or contracts with any of the five companies described above.

The Company paid Benjamin Ramage, who is the son of the Company’s former President, independent contractor fees of $10,000 for the fiscal year ended June 30, 2009.

CONTROLS AND PROCEDURES

(a)           An evaluation was carried out under the supervision and with the participation of the Company's management, including the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") (in this case the same person), of the effectiveness of the Company's disclosure controls and procedures as of September 30, 2009. Based on that evaluation, the CEO/CFO has concluded that the Company's disclosure controls and procedures are effective to provide reasonable assurance that: (i) information required to be disclosed by the Company in reports that it files or submits under the Securities Exchange Act of 1934 is accumulated and communicated to the Company's management, including the CEO/CFO, as appropriate to allow timely decisions regarding required disclosure by the Company; and (ii) information required to be disclosed by the Company in reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

(b)           Changes in internal control over financial reporting. There were no changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 300,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), and 20,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Shares”).

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of Directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.   All the Preferred Shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this Prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our Directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our Directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our Board of Directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection.

Amendments to Bylaws - Our Articles of Incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the Board of Directors. In exercising this discretion, our Board of Directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our Articles of Incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•	on any market that might develop;

•	in transactions other than market transactions;

•	by pledge to secure debts or other obligations;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account(1); or

•	in a combination of any of the above.

Selling stockholders may also sell their shares pursuant to Rule 144, if available.

(1)           If any of the selling shareholders enter into an agreement after the effectiveness of our Registration Statement to sell all or a portion of their shares in Ladybug to a broker-dealer as principal and the broker-dealer is acting as underwriter, Ladybug will file a post-effective amendment to its Registration Statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its Registration Statement as required and filing the agreement as an exhibit to its Registration Statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this Prospectus, we must file a Prospectus supplement identifying such successors as selling stockholders.  Accordingly, a Prospectus supplement will be filed under these circumstances.

Selling stockholders will sell at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144, assuming that the Company is not and has never been a “shell company” include:

a.	adequate current public information with respect to the issuer must be available;

b.
restricted securities must meet a six month holding period if purchased from a reporting company or purchased (as is the case herein) from a non-reporting entity, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer.

c.
sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; (There is no 1% limitation applied to non-affiliate sales).

d.
the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees.

e.
if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000 the selling security holder (if an affiliate) must file a notice in Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate if purchased from a reporting Issuer or 12 months (as is the case herein) if purchased from a non-reporting Company.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this Prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Ladybug who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)	date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act; or

b)	the date on which all shares offered by this Prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For OTCBB securities, there only has to be one market maker.

Certain OTCBB transactions are conducted via telephone conversations between brokers. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

Transfer of our common stock may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Ladybug shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Ladybug with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this Prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related Prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.  David M. Loev, the President of The Loev Law Firm, PC, beneficially owns 540,000 shares of the Company’s common stock (the “Loev Securities”) and is a Selling Stockholder in this offering.  Other than the Loev Securities, neither Mr. Loev nor The Loev Law Firm, PC holds any other interest in the Company.

EXPERTS

The financial statements of Ladybug Resource Group, Inc. as of September 30, 2009 and June 30, 2009, included in this Prospectus have been reviewed by and audited by our independent registered public accounting firm, respectively, and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This Prospectus does not contain all the information included in the Registration Statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our Registration Statement.

Ladybug is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, amended. Accordingly, we file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Ladybug Resource Group, Inc.
11630 Slater Avenue Northeast, Suite 1A
Kirkland, WA 98034

LADYBUG RESOURCE GROUP, INC.

INDEX TO FINANCIAL STATEMENTS

Contents	Page(s)

Unaudited Financial Statements

Balance Sheets at September 30, 2009 and June 30, 2009	F-2

Statement of Operations for the three months ended September 30, 2009 and 2008	F-3

Statement of Cash Flows for the three months ended September 30, 2009 and 2008	F-4

Notes to Financial Statements	F-5

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-10

Balance Sheets at June 30, 2009 and 2008	F-11

Statement of Operations for the Fiscal Year ended June 30, 2009 and for the	F-12
Period from November 27, 2007 (inception) through June 30, 2008

Statement of Stockholders’ Equity (Deficit) from November 27, 2007	F-13
(inception) through June 30, 2009

Statement of Cash Flows for Fiscal Year ended June 30, 2009 and for the	F-14
Period from November 27, 2007 (inception) through June 30, 2008

Notes to the Financial Statements	F-15

LADYBUG RESOURCE GROUP, INC.

Balance Sheets

	September 30, 2009 (Unaudited)	June 30, 2009
CURRENT ASSETS:
Cash	$989	$8,213
Accounts receivable	-	850
Total Current Assets	989	9,063

COMPUTER EQUIPMENT – net of accumulated depreciation of $2,150 and $1,725, respectively	2,961	3,386
TOTAL ASSETS	$3,950	$12,449

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Accounts payable and accrued professional fees	$82,382	$74,930

Stockholders' Deficit:
Preferred stock: $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized; 11,320,000 shares issued and outstanding	11,320	11,320
Additional paid-in capital	44,820	40,320
Accumulated deficit	(134,572)	(114,121)
Total Stockholders’ Deficit	(78,432)	(62,481)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,950	$12,449

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

Statements of Operations
(Unaudited)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008

Revenue	$3,059	$24,357

Expenses:
Compensation	4,500	4,500
Professional fees	14,352	1,500
Office and subcontractor costs	4,658	33,384
Total	23,510	39,384
Net Loss	$(20,451)	$(15,027)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	11,320,000	11,320,000

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

Statements of Cash Flows
 (Unaudited)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,451)	$(15,027)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	425	500
Contribution of services	4,500	4,500
Change in net operating assets	8,302	(1,894)
Net Cash Used in Operating Activities	(7,224)	(11,921)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(4,092)
Net Cash Used in Investing Activities	-	(4,092)

NET CHANGE IN CASH	(7,224)	(16,013)

CASH AT BEGINNING OF PERIOD	8,213	25,181

CASH AT END OF PERIOD	$989	$9,168

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.
September 30, 2009 and 2008
Notes to Interim Financial Statements

 (Unaudited)

NOTE 1 - ORGANIZATION

Ladybug Resource Group, Inc. (the “Company”) was incorporated in the State of Nevada on November 27, 2007. Its business purpose is to assist in the design of websites and website components that use specific marketing messages or themes to reach target audiences. Its initial marketing focus is the websites of the funeral industry in the Seattle, Washington area.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying interim financial statements for the three months ended September 30, 2009 and 2008 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed on Form 10-K which was filed with the SEC on September 28, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal year end

The Company elected June 30 as its fiscal year ending date.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Computer equipment

Computer equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of three (3) years.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2009 or 2008, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period ended September  30, 2009 or 2008.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”).  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Loss per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of September 30, 2009 or 2008.

Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009.  Commencing with its annual report for the fiscal year ending June 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting; of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.  The adoption did not have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This “Update” provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset and b. Quoted prices for similar liabilities or similar liabilities when traded as assets; and/or 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This Update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be made by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had an accumulated deficit of $134,572 at September 30, 2009, a net loss from operations of $20,451 and net cash used in operations of $7,224 for the interim period ended September 30, 2009, respectively.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be enough to support the Company’s daily operations.  The Company intends to seek business aggressively through the business contacts of its management and investors. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise funds if necessary, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to generate increased levels of revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company’s former President, who resigned in October 2009 because of health issues, performed work and permitted the Company to use facilities and equipment owned by her without charge. The estimated cost of this service ($4,500 for each of the three months ended September 30, 2009 and 2008) was recorded as an expense and as a contribution to paid-in-capital.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of September 30, 2009 through November 11, 2009, the date these financial statements were issued.  The Management of the Company determined that there were no reportable events that occurred during that subsequent period to be disclosed or recorded.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Ladybug Resource Group, Inc.
Kirkland, Washington

We have audited the accompanying balance sheets of Ladybug Resource Group, Inc. (the “Company”) as of June 30, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended June 30, 2009 and for the period from November 27, 2007 (inception) through June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2009 and 2008 and the results of its operations and its cash flows for the fiscal year ended June 30, 2009 and for the period from November 27, 2007 (inception) through June 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative working capital, net losses from operations, negative cash flows from operations with very limited financial resources and no sources of committed debt or equity financing, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

/s/ Li & Company, PC
Li & Company, PC

Skillman, New Jersey
September 17, 2009

LADYBUG RESOURCE GROUP, INC.

Balance Sheets

	June 30, 2009	June 30, 2008

CURRENT ASSETS:
Cash	$8,213	$25,181
Accounts receivable	850	-
Total Current Assets	9,063	25,181

COMPUTER EQUIPMENT – net of accumulated depreciation of $1,725 and $69, respectively	3,386	2,426
TOTAL ASSETS	$12,449	$27,607

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued professional fees	$74,930	12,000

Stockholders' Equity (Deficit):

Preferred stock: $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized; 11,320,000 shares issued and outstanding	11,320	11,320
Additional paid-in capital	40,320	22,320
Accumulated deficit	(114,121)	(18,033)
Total Stockholders’ Equity (Deficit)	(62,481)	15,607

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,449	$27,607

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

Statement of Operations

	For the Fiscal Year Ended June 30, 2009	For the Period from November 27,2007 (inception) through June 30, 2008
Revenue	$52,186	$22,850

Expenses:
Compensation	18,000	18,000
Professional fees	79,483	16,440
Office and subcontractor costs	50,792	143
Organization	-	6,300
Total	148,274	40,833

Net Loss	$(96,088)	$(18,033)

Net Net loss per common share – basic and diluted	$(0.01)	$(0.00)

W Weighted average number of common shares outstanding - basic and diluted	11,320,000	10,762,500

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Period from November 27, 2007 (inception) through June 30, 2009

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Issuance of shares to founders	6,300,000	$6,300	$-	$-	$6,300

Sales of shares	4,480,000	4,480	4,320		5,250

Shares issued for services	540,000	540			540

Contribution of services			18,000		18,000

Operating results				(18,033)	(18,033)

Balance, June 30, 2008	11,320,000	11,320	22,320	(18,033)	15,607

Contribution of services			18,000		18,000

Net loss				(96,088)	(96,088)

Balance, June 30, 2009	11,320,000	$11,320	$40,320	$(114,121)	$(62,481)

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

Statement of Cash Flows

	For the Fiscal Year Ended June 30, 2009	Period from November 27, 2007 (Inception) through June 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(96,088)	$(18,033)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,656	69
Contribution of services	18,000	18,000
Common stock issued for services	-	6,840
Change in operating assets:
Increase in accounts receivable	(850)	-
Increase in accrued expenses	62,930	12,000
Net Cash Provided by (Used in) Operating Activities	(14,352)	18,876

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,616)	(2,495)
Net Cash Used in Investing Activities	(2,616)	(2,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	-	8,800
Net Cash Provided by Financing Activities	-	8,800

CHANGE IN CASH	(16,968)	25,181

CASH AT BEGINNING OF PERIOD	25,181	-

CASH AT END OF PERIOD	$8,213	$25,181

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

June 30, 2009 and 2009

Notes to the Financial Statements

NOTE 1 - ORGANIZATION

Ladybug Resource Group, Inc. (the “Company”) was incorporated in the State of Nevada on November 27, 2007. Its business purpose is to assist in the design of websites and website components that use specific marketing messages or themes to reach target audiences. Its initial marketing focus is the websites of the funeral industry in the Seattle, Washington area.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Year-end

The Company has elected a fiscal year ending on June 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about fair value of Financial Instruments” (“SFAS No. 107”) for disclosures about fair value of its financial instruments and has adopted Financial Accounting Standards Board (“FASB”) No. 157 “Fair Value Measurements” (“SFAS No. 157”) to measure the fair value of its financial instruments.  SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, SFAS No. 157 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by SFAS No. 157 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

As defined by SFAS No. 107, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date. The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at June 30, 2009, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended June 30, 2009 or for the fiscal year then ended.

Computer equipment

Computer equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of three (3) years.

Revenue Recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when it is realized or realizable after the work has been performed.

Stock-based compensation and equity instruments issued to other than employees for acquiring goods or services

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) using the modified prospective method for transactions in which the Company obtains employee services in share–based payment transactions and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) for share-based payment transactions with parties other than employees provided in SFAS No.  123R. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No.109” (“FIN 48”).  FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of FIN 48.

Net Loss per Common Share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 30, 2009 or 2008.

Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending June 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting; of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In April 2009, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. Based on the guidance, if an entity determines that the level of activity for an asset or liability has significantly decreased and that a transaction is not orderly, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transaction or quoted prices may be necessary to estimate fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 157 “Fair Value Measurements”. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 30, 2009 with early adoption permitted for periods ending after March 15, 2009. The company adopted this FSP for its year ending June 30, 2009. There was no impact on the financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1 “Interim Disclosures about Fair Value of Financial Instruments”. The FSP amends SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” to require an entity to provide disclosures about fair value of financial instruments in interim financial information. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 30, 2009 with early adoption permitted for periods ending after March 15, 2009. The company has included the required disclosures.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification is effective for the Company in the interim period ending September 30, 2009 and the Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The Company was incorporated on November 27, 2007 and began generating revenues in early 2008. It has very limited financial resources and no committed sources of debt or equity financing. At June 30, 2009, the Company has a negative working capital of $65,867, recurring losses of $96,088 and $18,033 for the fiscal year ended June 30, 2009 and for the period from November 27, 2007 (inception) through June 30, 2008, and a negative cash flow from operations at June 30, 2009 of $14,352.

The Company intends to seek business aggressively through the business contacts of its management. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise funds if necessary, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to generate increased levels of revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - RELATED PARTY

The Company’s President performed work and permitted the Company to use facilities and equipment owned by her without charge. The estimated cost of this service, $18,000 for both the fiscal year ended June 30, 2009 and for the period from November 27, 2007 (inception) through June 30, 2008. These amounts were recorded as an expense and as a contribution to paid-in-capital in 2009 and 2008.

The Company paid a director, who is the son of the Company’s President, independent contractor fees of $10,000 for the fiscal year ended June 30, 2009.

NOTE 5 - CONCENTRATION OF RISKS

During the fiscal year ended June 30, 2009, the Company derived 34% of its revenues from two (2) companies, VOF (23.95%) and Seattle Cremations (10.45%). During the period from November 27, 2007 (inception) through June 30, 2008, the Company derived all of its revenues from five (5) companies, BFFS (31.51%), Sterling Trade Group (5.25%), Kibble (28.23%), Cohort Investments (8.75%) and Golden Age Collectables (26.26%). Golden Age Collectables is a related party of a Company officer and the other four companies were introduced by and indirectly related to a minority shareholder of the Company.

NOTE 6 -   INCOME TAXES

Deferred tax assets

At June 30, 2009, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $38,801 that may be offset against future taxable income through 2029.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $38,801 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $38,801.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $34,473 and $4,328 for the fiscal year ended June 30, 2009 and for the period from November 27, 2007 (inception) through June 30, 2008, respectively.

Components of deferred tax assets at June 30, 2009 and 2008 are as follows:

	June 30, 2009	June 30, 2008
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	38,801	4,328
Less valuation allowance	(38,801)	(4,328)

Deferred tax assets, net of valuation allowance	-	---

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended June 30, 2009	For the Period from November 27, 2007 (inception) through June 30, 2008

Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through September 17, 2009, the date these financial statements were issued.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

On or around August 18, 2009, the Board of Directors of and the Majority Shareholders, as defined, of the Company approved via a written consent to action without meeting (a) an amendment to the Company’s Bylaws and (b) the filing of Amended and Restated Articles of Incorporation for the Company.  The Restated Articles affected an increase in the number of the Company’s authorized shares of common stock to 300,000,000 shares of common stock, $0.001 par value per share, and authorized 20,000,000 shares of preferred stock, $0.001 par value per share.  Previously the Company only had 75,000,000 shares of common stock, $0.001 par value per share and no shares of preferred stock authorized. The share numbers on the balance sheet have been adjusted retroactively to reflect these changes.

This Prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information or representations provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this Prospectus.

The information contained in this Prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this Prospectus.

Until 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

560,000 Shares
Ladybug Resource Group, Inc.
Common Stock

PROSPECTUS ______________ , 2010

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this Registration Statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the common stock registered hereby are as follows:

SEC Registration fee	$2.29
NASD Filing Fee	100.00
*Accounting fees and expenses	10,000.00
*Legal fees and expenses	30,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	7,500.00

Total	$55,102.29

*Indicates expenses that have been estimated for filing purposes.

ITEM 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Articles of Incorporation at Article XI thereof providing for indemnification of its officers and Directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s of officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

At inception, we issued 6,300,000 shares of our common stock to our former officers and Directors, Molly S. Ramage (800,000 shares), Stephen H. Ramage (2,000,000 shares) and Benjamin Ramage (3,500,000 shares) in consideration for their efforts to incorporate us and establish our business plan. Certain of those shares were later sold to Patricia Barton, our Secretary in October 2009, as described above.  In or around inception, we issued 90,000 shares to Keith Barton in consideration for services rendered in connection with the formation of the Company and other related services. We also issued 4,000,000 shares to Patricia Barton, our current Secretary, for $4,000. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

In April and May 2008, we raised of $3,900 through the sale of 390,000 shares of our common stock to 36 investors for $0.01 per share. This transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the Securities Act of 1933.

In August 2008, the Company issued an aggregate of 540,000 shares of its common stock to David M. Loev of The Loev Law Firm, PC, in consideration for legal services rendered.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuance, since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.

In the forgoing issuances, neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising, no underwriters or agents were involved, and we paid no underwriting discounts or commissions.

ITEM 16  EXHIBITS

3.1(2)	Amended and Restated Articles of Incorporation
3.2(1)	By-Laws
3.3(2)	Summary of Amendment to Bylaws
5.1*	Opinion of The Loev Law Firm, P.C.
14.1(1)	Code of Ethics
23.1*	Consent of Li & Company, PC
23.2*	Consent of The Loev Law Firm, P.C. (included in Exhibit 5.1)

*              Filed herewith.

(1)	Filed as exhibits to the Company’s Form S-1 Registration Statement, filed with the Commission on September 3, 2008, and incorporated herein by reference.
(2)	Filed as exhibits to the Company’s Form 8-K, filed with the Commission on September 3, 2009, and incorporated herein by reference.

The exhibits are not part of the Prospectus and will not be distributed with the Prospectus.

ITEM 17  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.           For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.           For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.           That, for the purpose of determining liability under the Securities Act to any purchaser:

                       a). If the registrant is relying on Rule 430B:

1.
Each Prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

2.
Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                       b). If the registrant is subject to Rule 430C:

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Kirkland, State of Washington on the 29th day of January 2010.

Ladybug Resource Group, Inc.

/s/ Mitchell T. Trace
By: Mitchell T. Trace, Chief Executive Officer and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Mitchell T. Trace	President, Chief Executive Officer (Principal	January 29, 2010
By: Mitchell T. Trace	Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

/s/ Patricia Barton	Secretary and Director	January 29, 2010
By: Patricia Barton